Exhibit 1

FORM OF UNDERWRITING AGREEMENT

[ISSUER]

U.S.$[            ]

[    ]% Senior Notes Due 20[    ]

Fully and Unconditionally Guaranteed by

[GUARANTOR[S]]

[            ], 20[    ]

[REPRESENTATIVES]

As for themselves and as Representatives

of the other several Underwriters listed

on Schedule I hereto

Ladies and Gentlemen:

[ISSUER], a [            ] incorporated in [            ] (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for which you (the “Representatives”) are acting as representatives, U.S.$[    ,    ,    ] aggregate principal amount of its [    ]% Senior Notes Due 20[    ] (the “Notes”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by [GUARANTOR], a [            ] incorporated in [            ] [and , a [            ] incorporated in [            ]] ([collectively,] the “Guarantor[s]”). The Notes and the Guarantees are referred to collectively as the “Securities.”

The Securities will be issued under an indenture (the “Base Indenture”), dated as of [            ], among the Issuer, the Guarantor[s] and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated as of the Closing Date (as defined below) (the Base Indenture as so supplemented being referred to as the “Indenture”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used herein means you as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein that are not defined in text are defined in Section 22 hereof.

1. Representations and Warranties. The Issuer and the Guarantor[s], jointly and severally, represent and warrant to each Underwriter as of the date hereof and as of the Closing Date as set forth below in this Section 1.

(a) Each of the Issuer and the Guarantor[s] meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (Registration Statement No. 333- ), as defined in Rule 405. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Issuer and the Guarantor[s] may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer and the Guarantor[s] will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer and the Guarantor[s] have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement did, when the Preliminary Prospectus was first filed in accordance with Rule 424(b), the Preliminary Prospectus did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Issuer nor [the][any] Guarantor makes any representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer or the Guarantor[s] by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show that is a free writing prospectus under Rule 433, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or the Guarantor[s] by any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof).

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time Issuer or [the][any] Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), each of the Issuer and the Guarantor[s] was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Issuer and the Guarantor[s] agree to use their best efforts to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Issuer or [the][any] Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Issuer nor [the][any] Guarantor was or is an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer or [the][any] Guarantor be considered an ineligible issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(c) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer or the Guarantor[s] by any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof).

(g) The documents incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(h) Deloitte LLP, who have opined on the consolidated financial statements of the Parent Guarantor and its subsidiaries and delivered their reports dated [            ] with respect to these consolidated financial statements and the effectiveness of the Parent Guarantor’s internal control over financial reporting, are an independent registered public accounting firm with respect to the Parent Guarantor and its subsidiaries within the meaning of the Act. The consolidated financial statements include condensed consolidating financial information to comply with Rule 3-10 of Regulation S-X with respect to the Issuer and Guarantor[s]. The reports are incorporated by reference in the Disclosure Package and the Final Prospectus.

(i) The consolidated financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the financial position of the Parent Guarantor and its consolidated subsidiaries at the dates indicated and the consolidated income statement, cash flows, recognized income and expense, and changes in total equity of the Parent Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved, except as noted therein. The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus.

(j) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) there has been no change or development that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the prospects, financial condition, operations, earnings, business or properties of the Issuer and the Guarantor[s] and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (any such effect described in (i) or (ii) being referred to as a “Material Adverse Effect”), (B) there have been no transactions entered into by the Issuer or [the][any] Guarantor or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Issuer and its subsidiaries taken as a whole, and (C) except for regular interim and final dividends on the ordinary shares of 10p each of the Issuer and/or the Guarantor[s] (the “Ordinary Shares”) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by [the Issuer] [or any Guarantor] on any class of its share capital or stock.

(k) Each of the Issuer and the Guarantor[s] has been duly incorporated or organized and is validly existing as a corporation or company in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated or organized and each has full corporate or entity power and authority to own, lease and operate its properties and to conduct its business as now conducted and as described in the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and each of the Issuer and the Guarantor[s] is duly qualified as a foreign corporation or company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(l) Each subsidiary of the Issuer or the Guarantor[s] other than the Issuer and the Subsidiary Guarantor[s] (each a “subsidiary” and, collectively, the “subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or company in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated or organized, has corporate or entity power and authority to own, lease and operate its properties and to conduct its business as now conducted and as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign corporation or company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding share capital or stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; all of the issued and outstanding share capital or stock of each such subsidiary owned by the Issuer or the Guarantor[s], directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except (i) as otherwise disclosed in the Disclosure Package and the Final Prospectus, or (ii) where (A) the failure to be duly authorized, validly issued, fully paid and non-assessable, or (B) the existence of a security interest, mortgage, pledge, lien, encumbrance, claim or equity, would not result in a Material Adverse Effect. None of the outstanding share capital or stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary except where such violation would not have a Material Adverse Effect.

(m) The issued share capital and stock of the Issuer and the Guarantor[s] has been duly authorized and validly issued and is fully paid and non-assessable; and none of the issued share capital or stock of the Guarantor[s] or the Issuer was issued in violation of the preemptive or other similar rights of any securityholder of the Issuer or [the][any] Guarantor.

(n) This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantor[s].

(o) The Indenture has been duly authorized by each of the Issuer and the Guarantor[s] and, when duly executed and delivered by the Issuer, the Guarantor[s] and the Trustee, will constitute a valid and binding agreement of the Issuer and the Guarantor[s], enforceable against the Issuer and the Guarantor[s] in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, examinership, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(p) The Notes have been duly authorized and, at the Closing Date, will be in the form contemplated by, and entitled to the benefits of, the Indenture, will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(q) The Guarantees have been duly authorized and, at the Closing Date, will be in the form contemplated by, and entitled to the benefits of, the Indenture, will have been duly executed by the Guarantor[s] and, when the Notes have been authenticated, issued and delivered in the manner provided in the Indenture and delivered against payment of the purchase price for the Notes as provided in this Agreement will constitute valid and binding obligations of the Guarantor[s], enforceable against the Guarantor[s] in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, examinership, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(r) None of the Issuer, the Guarantor[s] or any of their respective subsidiaries are in (i) violation of their respective memoranda and articles of association, charters or by-laws or (ii) violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, the Guarantor[s] or any of their respective subsidiaries or any of their properties or (iii) default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer, the Guarantor[s] or any of their respective subsidiaries are a party or by which they or any of them may be bound, or to which any of the property or assets of the Issuer, the Guarantor[s] or any of their respective subsidiaries is subject (collectively, “Agreements and Instruments”) except, in the case of clause (i) as it relates to subsidiaries, and in the case of clause (ii) or (iii), for such violations or defaults that would not result in a Material Adverse Effect.

(s) The execution, delivery and performance of this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Issuer and the Guarantor[s] with their obligations hereunder and under the Indenture and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantor[s] or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the respective memoranda and articles of association, charters or by-laws of the Issuer, the Guarantor[s] or any of their respective subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer, the Guarantor[s] or any of their respective subsidiaries or (iii) any of their assets, properties or operations (except, in the case of clause (i) as it relates to subsidiaries, and in the case of clause (ii) or (iii), for such violations that would not result in a Material Adverse Effect).

(t) No labor dispute with the employees of the Issuer, [the][any] Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Issuer or [the][any] Guarantor, is imminent, and neither the Issuer nor [the][any] Guarantor is aware of any existing or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(u) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer or [the][any] Guarantor, threatened, against or affecting the Issuer, [the][any] Guarantor or any of their subsidiaries, which is required to be disclosed in the Disclosure Package or the Final Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Indenture or the performance by the Issuer or [the][any] Guarantor of their obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Issuer, [the][any] Guarantor or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(v) The Issuer, the Guarantor[s] and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Issuer, the Guarantor or any of their respective subsidiaries have received any notice or are otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer, the Guarantor[s] or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(w) The Issuer, the Guarantor[s] and any subsidiaries thereof possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (except for such permits, licenses, approvals, consents and other authorizations which the failure to obtain would not result in a Material Adverse Effect); the Issuer, the Guarantor[s] and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Issuer, the Guarantor[s] or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x) The Issuer, [the][each] Guarantor and any subsidiary thereof have good and marketable title to all real property owned by the Issuer, [the] Guarantor or such subsidiary, as the case may be, and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) do not, singly or in the aggregate have a Material Adverse Effect; and all of the leases and subleases material to the business of the Issuer, the Guarantor[s] and their subsidiaries, considered as one enterprise, and under which the Issuer, the Guarantor[s] or any of their respective subsidiaries holds properties described in the Disclosure Package and the Final Prospectus, are in full force and effect, and none of the Issuer, the Guarantor[s] or any subsidiary thereof has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer, the Guarantor[s] or any subsidiary thereof under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer, the Guarantor[s] or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

(y) Except as described in the Disclosure Package and the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Issuer, the Guarantor[s] or any of their subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Issuer, the Guarantor[s] and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Issuer, [the][any] Guarantor or any of their respective subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer, [the][any] Guarantor or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, body or agency is necessary or required in connection with the transactions contemplated herein, or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(aa) Each of the Issuer and the Guarantor[s] is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Issuer and the Guarantor[s] (collectively, the “Sarbanes-Oxley Act”). There is and has been no failure on the part of any of the Issuer’s or the Guarantor[‘s][s’] officers or directors, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act.

(bb) [Except as described in the Disclosure Package and the Final Prospectus, no ad valorem stamp duty,] stamp duty reserve tax or other similar tax or duty are payable under applicable laws or regulations of the United Kingdom (i) in connection with the creation or original issuance and sale of the Securities, (ii) with respect to the execution, delivery and performance of this Agreement or the Indenture or (iii) with respect to any payments made to the Underwriters pursuant to this Agreement.

(cc) Except as described in the Disclosure Package and the Final Prospectus, payments made by the Issuer under the Notes or the Guarantor[s] under the Guarantees to holders will not be subject to any withholdings or similar charges for or on account of taxation under the laws of the United Kingdom.

(dd) Each of the Issuer and the Guarantor[s] has the power to submit and pursuant to Section 15 of this Agreement has legally, validly, effectively and irrevocably submitted, to the nonexclusive jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to Section 15 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(ee) No subsidiary of the Issuer or [the][any] Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Issuer or [the][such] Guarantor, from making any other distribution on such subsidiary’s share capital or stock, from repaying to the Issuer or [the][such] Guarantor any loans or advances to such subsidiary from the Issuer or [the][such] Guarantor or from transferring any of such subsidiary’s property or assets to the Issuer or [the][such] Guarantor or any subsidiary of the Issuer or [the][such] Guarantor, except as described in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) and except as could not reasonably be expected to affect the ability of the Issuer or the Guarantor[s] to make payments on the Securities or otherwise to have a Material Adverse Effect.

(ff) None of the Issuer, the Guarantor[s], any of their respective subsidiaries nor any person acting on behalf of any of them, other than the Underwriters to the extent that they might be regarded as acting on behalf of the Issuer or the Guarantor[s], has taken, directly or indirectly, any action which has constituted, or which might be reasonably expected to cause or result in, stabilization or manipulation of the price of any security of the Issuer or the Guarantor[s] to facilitate the sale or resale of the Securities. Neither the Issuer nor [the][any] Guarantor has taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may restrict or otherwise affect the ability of any of the Underwriters (or anyone acting on their behalf) to undertake any of the activities permitted by the price stabilization rules of the Financial Services Authority in accordance with such rules.

(gg) (A) None of the Issuer, the Guarantor[s], their respective subsidiaries or, to the knowledge of the Issuer or [the][any] Guarantor, any director, officer, agent, employee or Affiliate of the Issuer, [the][any] Guarantor or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such person either (i) of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act of 2010 (the “UKBA”); and (B) the Issuer and the Guarantors and, to the knowledge of the Issuer and the Guarantors, their respective subsidiaries and Affiliates have conducted their businesses in compliance with the FCPA and the UKBA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except in the case of either (A) or (B) for such non-compliance as would not have a Material Adverse Effect.

(hh) The operations of the [Issuer][Parent Guarantor] and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of United Kingdom, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authorities in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory authorities or any arbitrator involving the company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the [Issuer][Parent Guarantor], threatened.

(ii) Neither the [Issuer][Parent Guarantor] nor any of its subsidiaries nor, to the best knowledge of the Parent Guarantor, any of its or their directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the [Issuer][Parent Guarantor] will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities carried out or to be carried out in any jurisdiction subject to U.S. sanctions administered by OFAC.

(jj) Neither the Issuer nor [the][any] Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus [neither][none] of them will be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Guarantor[‘s][s’] or the Issuer’s securities.

(kk) The Issuer and [the][each] Guarantor is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act as such requirements currently apply to “foreign private issuers” (as defined in Rule 3b-4 under the Exchange Act).

Any certificate signed by any officer of the Issuer or [the][any] Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer or [the][such] Guarantor, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale; Delivery and Payment. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of [    ]% of the principal amount thereof, plus accrued interest, if any, from [            ], 20[    ] to the Closing Date, the principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto.

Delivery of and payment for the Securities shall be made at [    :    ] A.M. (New York City time), on [            ], 20 , or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Guarantor[s] and the Issuer or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer or the Guarantor[s] by wire transfer payable in same-day funds to the account specified by the Issuer or the Guarantor[s]. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus. Each Underwriter, severally and not jointly, agrees that it has not offered or sold, and will not offer or sell, any Securities except in accordance with the selling restrictions set forth in the Final Prospectus.

4. Expenses. The Issuer agrees or, failing the Issuer, the Guarantor[s] [, jointly and severally,]agree[s] to pay the costs and expenses relating to the following matters: (i) the costs and expenses relating to the preparation of the Indenture, the issuance of the Securities and the fees of the Trustee; (ii) the costs and expenses relating to the preparation, printing or reproduction and filing under the Act of the Registration Statement, any Preliminary Prospectus, the Disclosure Package and the Final Prospectus and each amendment or supplement to any of them; (iii) the costs and expenses relating to the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Disclosure Package and the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the costs and expenses relating to the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any ad valorem stamp duty, stamp duty reserve tax or similar issuance, registration or transfer taxes or duties in connection with the original issuance and sale of the Securities; (vi) the costs and expenses relating to the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) the registration of the Securities under the Exchange Act; (viii) the costs and expenses relating to any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (ix) all costs and expenses relating to the rating of the Securities by Moody’s Investors Services Inc. and Standard & Poor’s Ratings Service; (x) the transportation and other expenses incurred by or on behalf of the representatives of the Issuer and the Guarantor[s] in connection with presentations to prospective purchasers of the Securities; (xi) [the costs and expenses of listing the Notes on the [EXCHANGE] including the fees and expenses of the Issuer’s and the Guarantor[‘s][s’] listing agent]; (xii) the costs and expenses relating to marketing materials including any electronic road show and graphic art materials; (xiii) the fees and expenses of the Issuer’s and the Guarantor[‘s][s’] accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer and the Guarantor[s]; (xiv) any filings required to be made with the Financial Industry Regulatory Authority; and (xv) all other costs and expenses incident to the performance by each of the Issuer and the Guarantor[s] of its obligations hereunder.

It is understood, however, that except as provided in this Section 4 and in Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and, unless otherwise agreed with the Issuer and the Guarantor[s] in writing, any advertising expenses relating to the offer of the Securities.

5. Agreements. The Issuer and the Guarantor[s] agree with each Underwriter that:

(a) The Issuer and the Guarantor[s] will furnish to the Representatives, without charge, signed copies of the Registration Statement (including exhibits thereto) and so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(b) Prior to the termination of the offering of the Securities, neither the Issuer nor [the][any] Guarantor will file any amendment of the Registration Statement or supplement to the Final Prospectus or any Preliminary Prospectus unless the Issuer or [the][such] Guarantor has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Issuer and the Guarantor[s] will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer and the Guarantor[s] will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer or [the][any] Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer and the Guarantor[s] will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c) The Issuer and the Guarantor[s] will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d) Unless it has or shall have obtained the prior written consent of the Representatives, neither the Issuer nor [the][any] Guarantor has made nor will make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer or [the][any] Guarantor with the Commission or retained by the Issuer or [the][any] Guarantor under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(c) hereto; provided that the prior written consent of the

Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer and Guarantor[s] agrees that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e) If, at any time prior to the filing of the Final Prospectus or when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package or the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it should be necessary to amend the Registration Statement, file a new registration statement or supplement the Disclosure Package or the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuer and the Guarantor[s] promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to Section 5(b), an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use their reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Disclosure Package or Final Prospectus and (iv) supply any supplemented Disclosure Package or Final Prospectus to the Underwriters in such quantities as the Representatives may reasonably request.

(f) The Issuer and the Guarantor[s] will use their best efforts to arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer or [the][any] Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, in any jurisdiction where it is not now so subject. The Issuer and the Guarantor[s] will promptly advise the Representatives of the receipt by the Issuer or [the][any] Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Issuer and the Guarantor[s] will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(h) The Issuer and the Guarantor[s] will not for a period of 30 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer, [the][any] Guarantor or any of their Affiliates or any person in privity with the Issuer, [the][any] Guarantor or any of their Affiliates), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Issuer or [the][any] Guarantor other than: (i) the Securities hereunder, (ii) debt securities issued solely pursuant to Regulation S under the Act and (iii) intercompany indebtedness between or among subsidiaries of [WPP plc][the Parent Guarantor].

(i) Neither the Issuer nor [the][any] Guarantor will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Securities.

(j) The [Issuer][Parent Guarantor} will (i) as soon as practicable, make generally available to WPP plc’s security holders and to the Representatives an earnings statement or statements of the [Issuer] [Parent Guarantor] and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 and (ii) for a period of twelve months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the [Issuer][Parent Guarantor] is listed and generally made available to the public.

(k) Each of the Issuer and the Guarantor[s] will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the directors and officers of the Issuer and the Guarantor[s], in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(l) Neither the Issuer nor [the][any] Guarantor will take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may restrict or otherwise affect the ability of any of the Underwriters (or anyone acting on their behalf) to undertake any of the activities permitted by the price stabilization rules of the Financial Services Authority in accordance with such rules.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) Such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Issuer; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Issuer with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(a), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(b) Such Underwriter has not and will not, without the prior written consent of the Issuer, used any Free Writing Prospectus that contains the final terms of the Securities, other than the Free Writing Prospectus, unless such terms have previously been included in a Free Writing Prospectus (i) filed with the Commission or (ii) that is a final pricing term sheet prepared by such Underwriter and approved in writing by the Issuer in advance (which approval the Issuer agrees to provide as soon as practically possible).

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuer and the Guarantor[s] contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and the Guarantor[s] made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantor[s] of their obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(c) hereto and any other material required to be filed by the Issuer and the Guarantor[s] pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Issuer and the Guarantor[s] shall have requested and caused Allen & Overy, U.S. counsel for the Issuer and the Guarantor[s], to furnish to the Representatives its opinion and negative assurance statement, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Annex A hereto.

(c) The Issuer and the Guarantor[s] shall have requested and caused Mourant Ozannes, Jersey counsel for the Issuer and the Guarantor[s], to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form attached as Annex B hereto.

(d) The Issuer and the Guarantor[s] shall have requested and caused Allen & Overy LLP, English counsel for the Issuer and the Guarantor[s], to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form attached as Annex C hereto.

(e) The Issuer and the Guarantor[s] shall have requested and caused A&L Goodbody, Irish counsel for the Issuer and the Guarantor[s], to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form attached as Annex D hereto.

(f) The Representatives shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Issuer and the Guarantor[s] shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The Representatives shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, its negative assurance statement, dated the Closing Date and addressed to the Underwriters.

(g) The Representatives shall have received from [            ], English counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Issuer and the Guarantor[s] shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package or the Final Prospectus, any material adverse change, and no development reasonably likely to cause a prospective material adverse change, in the financial condition or in the earnings or business of the Issuer, the Guarantor[s] and their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate executed by each of the chief financial officer or principal officer and the secretary or other director of the Issuer and the Guarantor[s], dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the Issuer and the Guarantor[s] have each complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Date.

(i) At the Execution Time, the Issuer and the Guarantor[s] shall have requested and caused Deloitte LLP to furnish to the Representatives letters, dated as of the Execution Time, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(j) At the Closing Date, the Issuer and the Guarantor[s] shall have requested and caused Deloitte LLP to furnish to the Representatives letters, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(k) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(l) [The [EXCHANGE] shall have agreed to list the Notes, subject only to notice of issuance.]

(m) The Securities shall have been rated [            ] by Moody’s Investors Services Inc. and [            ] by Standard & Poor’s Ratings Services and subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s or the Guarantor[‘s][s’] debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) Prior to the Closing Date, the Issuer and the Guarantor[s] shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been satisfied when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer or the Guarantor[s] in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 will be delivered at the office of counsel for the Underwriters, Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

8. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Issuer or [the][any] Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer, or failing the Issuer, the Guarantor[s] will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) The Issuer and the Guarantor[s], jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act (each a “Purchaser Indemnified Person”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(c) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantor[s] will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor[s] by or on behalf of any Underwriter through the Representatives specifically for inclusion therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof). This indemnity agreement will be in addition to any liability that the Issuer or the Guarantor[s] may otherwise have.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantor[s], each of the directors, officers, employees, Affiliates and agents of the Issuer and the Guarantor[s] and each person who controls the Issuer or the Guarantor[s] within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantor[s] to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Guarantor[s] by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The Issuer and the Guarantor[s] acknowledge[s] and agree[s] that the statements set forth in (1) [            ], (2) [            ], (3) [            ], (4) [            ] and (5) [            ], in each case, in the Preliminary Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or in any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 9(a) or 9(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 9(a) or 9(b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnifying party.

(d) In the event that the indemnity provided in Section 9(a) or 9(b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Guarantor[s] and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer, the Guarantor[s] and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor[s] on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Guarantor[s] and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantor[s] on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantor[s] shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or the Guarantor[s] on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Guarantor[s] and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Guarantor[s] within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of the Issuer or the Guarantor[s] shall have the same rights to contribution as the Issuer and the Guarantor[s], subject in each case to the applicable terms and conditions of this Section 9(d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuer or the Guarantor[s]. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, or the Guarantor[s] or any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer or the Guarantor[s] prior to delivery of and payment for the Securities, if at any time prior to such time (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, any material adverse change or development reasonably likely to cause a prospective material adverse change in the financial condition or in the earnings or business of the Issuer[, the Parent Guarantor] and [its][their respective] subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) trading in any securities of the Issuer or [the][any] Guarantor has been suspended or materially limited by the Commission or the London Stock Exchange, or if trading generally on the London Stock Exchange, American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or (iv) a banking moratorium has been declared by either federal or New York authorities.

12. Representations, Warranties, Agreements and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Guarantor[s] or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer, the Guarantor[s] or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

[Representatives]

[Contact Details]

if to the Issuer or the Guarantor[s]:

27 Farm Street

London W1J 5RJ

England

Attention: Group Finance Director

Fax: 011-44-20-7491-4759

Telephone: 011-44-20-7408-2204

With a copy to:

Allen & Overy LLP

One Bishops Square

London E1 6AD

England

Attention: Adam Kupitz

Fax: 011-44-20-3088-0088

Telephone: 011-44-20-3088-2925

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 9 hereof and their respective successors and no other person will have any right or obligation hereunder.

15. Jurisdiction. The Issuer and the Guarantor[s] each agrees that any suit, action or proceeding against the Issuer or [the][any] Guarantor brought by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantor[s] each hereby appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer and the Guarantor[s] each hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantor[s] each agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor[s], as the case may be. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in England. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

16. No Fiduciary Duty. The Issuer and the Guarantor[s] each acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantor[s], on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer or the Guarantor[s] and (c) the Issuer’s and the Guarantor[’s][s’] engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuer and the Guarantor[s] agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer or the Guarantor[s] on related or other matters). Each of the Issuer and the Guarantor[s] agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or the Guarantor[s], in connection with such transaction or the process leading thereto.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantor[s] and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

19. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligations of the Issuer and/or the Guarantor[s] in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer or the Guarantor[s], as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuer or the Guarantor[s] not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time and all documents incorporated by reference therein.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or London.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(c) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, or any part thereof, and any post-effective amendment or amendments thereto became, or is deemed to have become, effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the final prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time and all documents incorporated by reference therein, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus and all documents incorporated by reference therein, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits, financial statements, any Preliminary Prospectus relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended and, in each case, all documents incorporated by reference therein.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

23. Waiver of Jersey customary law rights. Each of the Issuer and each Guarantor irrevocably and unconditionally waives such right as it may have or claim under Jersey law:

(a) whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against it under this Agreement in respect of the obligations assumed by it under this Agreement; and

(b) whether by virtue of the droit de division or otherwise to require that any liability under this Agreement be divided or apportioned with any other person or reduced in any manner whatsoever.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer, the Guarantor[s] and the several Underwriters.

Very truly yours,

[ISSUER]

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

[GUARANTOR[S]]

By:
Name:
Title:

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

[Representatives]

As for themselves and as Representatives of the other several Underwriters listed on Schedule I hereto

[REPRESENTATIVE]

By:
Name:
Title:

[REPRESENTATIVE]

By:
Name:
Title:

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
[Representative]	U.S.$
[Representative]
[Underwriter]
[Underwriter]
Total	U.S.$

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

1.	Final Term Sheet filed pursuant to Rule 433

ANNEX A

Form of Opinion of Allen & Overy

ANNEX B

Form of Opinion of Mourant Ozannes

ANNEX C

Form of Opinion of Allen & Overy LLP

ANNEX D

Form of Opinion of A&L Goodbody